                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   __________


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 1, 2002


                                   __________


                                NUCOR CORPORATION
             (Exact name of Registrant as specified in its charter)



           DELAWARE                      1-4119                 13-1860817
        (State or other         (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

       2100 Rexford Road                                           28211
   Charlotte, North Carolina                                    (Zip code)
     (Address of principal
      executive offices)

     Registrant's telephone number, including area code: (704) 366-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On October 1, 2002, Nucor Corporation (the "Company") issued $350,000,000 of 4.875% Notes due 2012. The notes are unsecured and rank equally with all of the Company's unsecured senior indebtedness outstanding from time to time. The notes are not registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws; however, the Company has agreed to offer to exchange the notes for a new issue of substantially identical notes registered under the Securities Act. The notes were sold only to qualified institutional buyers in the United States and to non-U.S. persons in offshore transactions. The notes may not be resold in the United States absent registration or an applicable exemption from registration requirements.

     Certain statements above are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve risks, uncertainties and other factors that could cause actual results to differ materially from our current expectations. Such factors include, among others, the possibility that the proposed exchange of substantially identical registered notes may not occur as expected by the Company. The forward-looking statements contained herein speak only as of this date, and Nucor does not assume any obligation to update them.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              NUCOR CORPORATION


                                              By: /s/ Terry S. Lisenby
                                                  ------------------------------
                                              Name: Terry S. Lisenby
                                                    ----------------------------
                                              Its: Chief Financial Officer
                                                   -----------------------------

Date:    October 2, 2002